Exhibit 99.1

Contact:  Cal R. Hoagland

Chief Financial Officer

(650) 838-2033

crhoagland@iwv.com

www.iwv.com

For Immediate Release

interWAVE Announces Third-Quarter of Fiscal 2003 Results:

•                                          Combined R&D and SG&A expenses decrease 28% compared to Q302 and 24% compared to Q203, down to $7.2 million

•                                          Quarter’s combined accounts receivable collections and customer prepayments total $7.0 million or 107% of revenue

•                                          Reverse stock split intended to maintain listing on Nasdaq National Market System

MENLO PARK, Calif., April 29, 2003—interWAVE® Communications International, Ltd. (Nasdaq: IWAV), a pioneer in compact wireless voice communications systems, today announced financial results for the third fiscal quarter and nine-month period ended March 31, 2003.

For the quarter, the Company reported total revenues of $6.6 million, compared to $8.0 million in the prior quarter and $14.7 million for the comparable quarter last year.  The Company reported a net loss of $5.5 million, or $(0.81) per share [$(0.08) per share pre-reverse-split], compared to a net loss of $8.0 million, or $(1.20) per share [$(0.12) per-share pre-reverse-split], for the prior quarter and $2.0 million, or $(0.35) per share [$(0.04) per share pre-reverse-split], for the third quarter last year.  Net losses per share have been restated to give retroactive recognition to a one-for-ten reverse stock split effective April 30, 2003.

Several large orders which were expected to close during the third quarter were delayed due to finalization of customer letters of credit.  The Company expects much of this delayed business to close during the fourth fiscal quarter.

Cal Hoagland, chief financial officer of interWAVE, commented, “Our diligence and focus on reducing expenses has resulted in a 24 percent reduction in combined R&D and SG&A expenses compared to the December quarter and a 28 percent reduction compared to last year’s third quarter.  Our global headcount has been reduced by nearly one third in the past year, as we focus on sizing the enterprise appropriately for the available business.  Clearly, global economic and political issues, including tensions in the world, have had a severe impact on the international business interWAVE is pursuing.  The international markets are not only more conservative regarding capital expenditures, but it has become substantially more challenging for our customers to obtain acceptable and/or timely credit arrangements given current conditions.  We continue to improve our product offerings and are dedicated to attracting and qualifying new customers, and we will continue to carefully manage our resources during this challenging period.”

Net cash burn for the quarter was $4.4 million, comprising the combined reduction of cash and cash equivalents, short-term investments and restricted cash.  The corresponding GAAP financial information and a reconciliation from net cash burn to GAAP is contained in the attached financials, and available on the Investor Relations section of our website at www.iwv.com. The Company’s combined cash balances at the end of March were $5.4 million, comprising cash and cash equivalents, short-term investments and restricted cash.

For the quarter, combined research and development (R&D) and selling, general and administrative (SG&A) expenses declined to $7.2 million.  This compares with combined R&D and SG&A expenses of $9.4 million in the second quarter and $10.0 million for the comparable third quarter last year.

For the nine-month period ended March 31, 2003, the Company reported revenues of $21.5 million, compared with revenues of $35.7 million for the comparable nine-month period last year.  The Company reported a net loss of $23.1 million or $(3.59) per share [$(0.36) per share pre-reverse-split], compared with a net loss of $25.4 million, or $(4.54) per share [$(0.45) per share pre-reverse-split], for the nine-month period last year. Net losses per share have been restated to give retroactive recognition to a one-for-ten reverse stock split effective April 30, 2003.

During the quarter, follow-on business from existing customers was 86 percent of revenues.  Of that follow-on business, 16 percent was from the Company’s Asia Pacific region, 43 percent was from the Company’s North America region, and 40 percent was from the Europe, Middle East and Africa region.  During the quarter, business from new customers was 14 percent of revenues.  Of that new business, 84 percent was from the Europe, Middle East and Africa region, and 16 percent was from the North America region.

“The African continent continues to be a strong market for interWAVE, and represents a region where our solution is particularly appropriate for the demographics and the technological requirements,” Mr. Hoagland continued. “Our GSM solution is well-established throughout the African continent and during the quarter, we broadened our product offerings to other regions of the world by obtaining a license under Qualcomm’s patent portfolio to develop, manufacture and sell CDMAOne(TM) and CDMA2000® 1X/1xEV-DO infrastructure equipment.  By taking the expertise interWAVE has developed in the GSM space, and expanding into the CDMA space, we believe new opportunities for growth exist for interWAVE.”

interWAVE Implements Reverse Stock Split to Maintain Nasdaq NMS Listing

With the intent of maintaining the Company’s long-term compliance with Nasdaq’s listing requirements, a special meeting of interWAVE’s stockholders was held on January 24, 2003, at which time the Company’s stockholders approved a proposal to grant the Board of Directors discretionary authority to implement a reverse stock split at an exchange ratio within a range from one-for-five to one-for-fifteen.  Pursuant to this authority, interWAVE’s Board has approved a one-for-ten reverse stock split, effective today.

Cal Hoagland, interWAVE’s CFO, stated “Our Board evaluated several options — maintaining a Nasdaq National Market listing status, moving to the Nasdaq Small Cap Market, or moving to the over-the-counter market.  The Board believes that maintaining a Nasdaq National Market listing is in our shareholders’ best interest, as such a listing has the potential to provide greater share liquidity by way of higher trading volumes, lower bid-ask spreads, and a higher number of market makers; a greater potential of attracting institutional investors; and less burden in complying with state securities law, should the Company seek to obtain future financings.  Given our recent share price, the Board deemed a reverse stock split to be the best solution to maintaining our National Market listing status.”

Nasdaq has previously allowed interWAVE to operate under an exception to the minimum bid price rule due to the pending approval of a proposed rule change by the Securities and Exchange Commission (“SEC”).  The proposed rule change, if fully approved by the SEC, would serve to lengthen the grace period for Nasdaq National Market companies that do not meet the minimum bid price requirement from 90 to 180 days, and would also allow companies that meet various core initial listing criteria a second 180-day grace period.  Earlier this year, Nasdaq found that interWAVE appeared to qualify for the proposed rule change’s second 180-day grace period, which would have lasted until July 28, 2003.

On April 14, 2003, however, Nasdaq reevaluated interWAVE’s qualification for the proposed rule change’s second 180-day grace period and determined that the Company no longer met the requirements.  Nasdaq granted interWAVE a short additional extension, until April 30, 2003, to enable the Company to implement its plan to effect a reverse stock split sufficient to maintain a $1 per share closing bid price for a minimum of ten consecutive trading days.

Once the reverse stock split is complete, there can be no assurance the Company will be able to meet the $1 per share closing bid price requirement in the future.

The attached condensed consolidated financial statements for the three-month and nine-month periods ended March 31, 2002 and 2001 have been restated to give retroactive recognition to a one-for-ten reverse stock split effective April 30, 2003.

Management’s Teleconference To Be Held Early Wednesday April 30, 2003

interWAVE management’s teleconference will be held Wednesday April 30, 2003 at 6:00 a.m. PT / 9:00 a.m. ET, and will be webcast live for all investors.  Interested parties can access the call by dialing (877) 858-9308  or by accessing the web cast at http://www.iwv.com. A replay of the call will be available at (706) 645-9291, access number 9960647 for 3 days following the call. To listen to the webcast or its replay, go to the Investor Relations page of the interWAVE Communications site at www.iwv.com and click on the webcast link.

The Company

interWAVE Communications International, Ltd. (Nasdaq:IWAV) is a global provider of compact network solutions and services that offer innovative, cost-effective and scalable networks allowing operators to “reach the unreached.”  interWAVE solutions provide economical, distributed networks that minimize capital expenditures while accelerating customers’ revenue generation.  These solutions feature a product suite for the rapid and simple deployment of end-to-end compact cellular systems and broadband wireless data networks that deliver scalable IP, ATM broadband networks.  interWAVE’s highly portable, mobile cellular networks and broadband wireless solutions provide vital and reliable wireless communications capabilities for customers in over 50 countries.  The Company’s U.S. subsidiary is headquartered at 312 Constitution Drive, Menlo Park, California, and can be contacted at www.iwv.com or at (650) 838-2100.

Editor’s Note: interWAVE is a registered trademark of interWAVE Communications International, Ltd.

Forward Looking Statements

This news release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause the results of interWAVE Communications International, Ltd. to differ materially from management’s current expectations. These risks and uncertainties include, but are not limited to, the risks relating to interWAVE’s history of losses, the expectation of future losses, potential lack of liquidity and capital resources, reliance on a small number of customers, ability to close orders that have been delayed from prior fiscal quarters, complexity of products, difficulties in introducing new or enhanced products, compliance with regulations and evolving industry standards, long sales cycles, intense competition, management of global operations, the ability to retain and motivate key employees, the potential of delisting from the Nasdaq National Market, and acquisition related risk factors including potential asset impairment, dilution of shares outstanding, cash outflow for acquisitions, increases in debt absorbed and potential post-acquisition employee retention, as well as the Risk Factors discussed in the filings and reports made from time to time by interWAVE with the Securities and Exchange Commission.

—Financial Statements Attached—

interWAVE Communications International, Ltd.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts — Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

Total revenues	$6,580	$14,731	$21,485	$35,707
Total cost of revenues	4,821	8,850	16,940	23,047

Gross profit	1,759	5,881	4,545	12,660

Operating expenses
Research and development	3,253	4,271	10,948	15,297
Selling, general and administrative	3,933	5,686	15,150	21,721
	7,186	9,957	26,098	37,018
Deferred stock compensation expense	79	284	194	(225)
Amortization of intangible assets	108	1,470	660	4,615
Gains on asset sale	(332)	—	(332)	—
Restructuring charges (credits)	79	(3,911)	715	(3,072)
	(66)	(2,157)	1,237	1,318

Total operating expenses	7,120	7,800	27,335	38,336

Loss from operations	(5,361)	(1,919)	(22,790)	(25,676)

Interest income (expense), net	(44)	55	82	931
Other income (expense), net	85	(12)	(46)	(268)

Net loss before income taxes	(5,320)	(1,876)	(22,754)	(25,013)

Income taxes	(139)	(101)	(356)	(339)

Net loss	($5,459)	($1,977)	($23,110)	($25,352)

Net loss per share, basic and diluted — Post 10 for 1 reverse split	($0.81)	($0.35)	($3.59)	($4.54)

Weighted average common shares outstanding, basic and diluted Post 10 for 1 reverse split — Note 1	6,733	5,599	6,429	5,581

Net loss per share, basic and diluted — Pre — 10 for 1 reverse split	($0.08)	($0.04)	($0.36)	($0.45)

Weighted average common shares outstanding, basic and diluted Pre- 10 for 1 reverse split — Note 1	67,328	55,990	64,286	55,805

—more—

interWAVE Communications International, Ltd.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts — Unaudited)

	Three Months Ended
	March 31,	December 31,
	2003	2002

Total revenues	$6,580	$7,952
Total cost of revenues	4,821	5,600

Gross profit	1,759	2,352

Operating expenses
Research and development	3,253	3,995
Selling, general and administrative	3,933	5,418
	7,186	9,413
Deferred stock compensation expense	79	60
Amortization of intangible assets	108	552
Gains on asset sale	(332)	—
Restructuring charges	79	151
	(66)	763

Total operating expenses	7,120	10,176

Loss from operations	(5,361)	(7,824)

Interest income (expense), net	(44)	28
Other income (expense), net	85	(108)

Net loss before income taxes	(5,320)	(7,904)

Income taxes	(139)	(139)

Net loss	($5,459)	($8,043)

Net loss per share, basic and diluted — Post 10 for 1 reverse split	($0.81)	($1.20)

Weighted average common shares Outstanding, basic and diluted Post 10 for 1 reverse split — Note 1	6,733	6,726

Net loss per share, basic and diluted — Pre 10 for 1 reverse split	($0.08)	($0.12)

Weighted average common shares Outstanding, basic and diluted Pre 10 for 1 reverse split — Note 1	67,328	67,263

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interWAVE Communications International, Ltd.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	March 31,	June 30,
	2003	2002
Assets:
Current assets:
Cash, cash equivalents and short-term investments — Note 2 (including restricted cash, current portion)	$4,718	$15,682
Trade receivables, net	4,332	10,034
Inventory, net	9,693	13,665
Prepaids and other current assets	2,469	3,509
Total current assets	21,212	42,890

Restricted cash, long term portion — Note 2	687	684
Property and equipment, net	5,305	6,999
Intangible assets, net	8,314	1,660
Other assets	301	394
Total assets	$35,819	$52,627

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,107	$7,972
Deferred revenue	2,115	2,283
Accrued expenses	7,320	8,893
Current portion of notes and leases payable	622	562
Advance license payment	400	—
Income taxes payable	422	268
Total current liabilities	15,986	19,978

Other long term liabilities	3,088	2,502
Total liabilities	19,074	22,480

Shareholders’ equity:
Common stock, net	339,324	329,437
Accumulated deficit	(321,757)	(298,647)
Other	(822)	(643)
Total shareholders’ equity	16,745	30,147

Total liabilities and shareholders’ equity	$35,819	$52,627

—more—

interWAVE Communications International, Ltd.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	March 31,	December 31,
	2003	2002
Assets:
Current assets:
Cash, cash equivalents and short-term investments — Note 2 (including restricted cash, current portion)	$4,718	$9,150
Trade receivables, net	4,332	4,811
Inventory, net	9,693	10,060
Prepaids and other current assets	2,469	1,809
Total current assets	21,212	25,830

Restricted cash, long term portion — Note 2	687	684
Property and equipment, net	5,305	5,952
Intangible assets, net	8,314	6,324
Other assets	301	259
Total assets	$35,819	$39,049

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,107	$4,404
Deferred revenue	2,115	2,406
Accrued expenses	7,320	6,505
Current portion of notes and leases payable	622	656
Advance license payment	400	—
Income taxes payable	422	296
Total current liabilities	15,986	14,267

Other long term liabilities	3,088	2,770
Total liabilities	19,074	17,037

Shareholders’ equity:
Common stock, net	339,324	339,324
Accumulated deficit	(321,757)	(316,298)
Other	(822)	(1,014)
Total shareholders’ equity	16,745	22,012

Total liabilities and shareholders’ equity	$35,819	$39,049

—more—

interWAVE Communications International, Ltd.

Notes to Condensed Consolidated Financial Statements

(In thousands, Unaudited)

Note 1 — Reverse Stock Split

The condensed consolidated financial statements for the three-month and nine-month periods ended March 31, 2003 and 2002 have been restated to give retroactive recognition to a 10 for 1 reverse stock split effective April 30, 2003.

Note 2 — Combined Cash Balances and Net Cash Burn

Combined cash balances comprise cash and cash equivalents, short-term investments and restricted cash.  Net cash burn comprises the combined reduction of cash and cash equivalents, short-term investments and restricted cash.

	March 31,	March 31,
	2003	2002
Combined cash balances at beginning of period:
Cash and cash equivalents	$8,858	$10,003
Short-term investments	—	7,760
Restricted cash, current portion	292	866
Restricted cash, long term portion	684	813
Combined cash balances at beginning of period	9,834	19,442

Combined cash balances at end of period:
Cash, cash equivalents and short-term investments	4,718	11,403
Short-term investments	—	2,849
Restricted cash, current portion	—	1,430
Restricted cash, long term portion	687	684
Combined cash balances at end of period	5,405	16,366

Net cash burn for the period	$4,429	$3,076